                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-130536


                                     [LOGO]
              -----------------------------------------------------

     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue Free Writing Prospectus

Mortgage Pass-Through Certificates, Series 2007-1, Group 1

Banc of America Funding Corporation
Depositor

Wells Fargo Bank, N.A.
Securities Administrator and Master Servicer

U.S. Bank National Association
Trustee and Custodian

Wells Fargo Bank, N.A., Bank of America, National Association,
Chase Manhattan Mortgage Corporation, Countrywide Home
Loans Inc., NatCity Mortgage, PHH Mortgage Corporation,
SunTrust Mortgage Inc., Washington Mutual Bank
Servicers

Bank of America, National Association
Sponsor

January 17, 2006


[GRAPHIC OMITTED][GRAPHIC OMITTED]



--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.


                     IRS CIRCULAR 230 NOTICE


          TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.


ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.








--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


Transaction.............................Banc of America Funding 2007-1 Trust
                                        Mortgage Pass-Through Certificates,
                                        Series 2007-1

Issuing Entity..........................Banc of America Funding 2007-1 Trust

Depositor...............................Banc of America Funding Corporation

Underwriter.............................Banc of America Securities LLC

Sponsor.................................Bank of America, National Association

Master Servicer.........................Wells Fargo Bank, N.A.

Originators.............................Wells Fargo Bank, N.A., Bank of America,  National Association,  Chase Manhattan
                                        Mortgage  Corporation,  Countrywide  Home  Loans  Inc.,  NatCity  Mortgage,  PHH
                                        Mortgage  Corporation,  SunTrust Mortgage Inc., Washington Mutual Bank, American
                                        Home Mortgage Corp., Metrocities Mortgage LLC, Taylor Bean and Whitaker Mortgage
                                        Corp.

Servicers...............................Wells Fargo Bank, N.A., Bank of America,  National Association,  Chase Manhattan
                                        Mortgage  Corporation,  Countrywide  Home  Loans  Inc.,  NatCity  Mortgage,  PHH
                                        Mortgage Corporation, SunTrust Mortgage Inc., Washington Mutual Bank

Securities Administrator................Wells Fargo Bank, N.A.

Rating Agencies.........................At least two of Standard & Poor's,  Moody's  and/or Fitch  Ratings will rate the offered Senior Certificates. At least one of the above Rating Agencies will rate the offered Subordinate Certificates.

Senior Certificates.....................The Senior Certificates will consist of two or more classes of certificates, one of which will be the residual  certificate.  Each group may also contain a class of  ratio  strip  certificates.  One or  more  classes  of  certificates  may be comprised  of  two or  more  components.  The  components  of a  class  are  not severable.  The  Senior  Certificates  (or in the  case  of a  class  of  Senior
                                        Certificates comprised of components, the components) may be divided into two or more  groups  in which  case  each  group  will  have a  corresponding  group of
                                        Subordinate  Certificates  which may or may not be shared with one or more other groups of Senior Certificates.

Senior Non-PO Certificates..............The Senior  Certificates  (other than any Ratio Strip Certificates or components thereof).


Banc of America Securities LLC                                                 3
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


Subordinate Certificates................If the Senior  Certificates  are divided into multiple  groups,  the Subordinate
                                        Certificates  may or may not  consist of multiple  groups.  If there is only one group of Subordinate Certificates, the Subordinate Certificates will support all of the  Senior  Certificates.  If  there  are  multiple  groups  of  Subordinate
                                        Certificates, each group will support one or more groups of Senior Certificates.
                                        Each class of Subordinate  Certificates is also subordinated to those classes of
                                        Subordinate  Certificates  within its group,  if any, higher in order of payment priority.

Offered Certificates....................Senior Certificates and Subordinate Certificates rated BBB- or Baa3 or better

Expected Closing Date...................January 30, 2007

Expected Investor Closing Date..........January 31, 2007

Distribution Date.......................25th of each month,  or the next  succeeding  business  day (First  Distribution
                                        Date: February 26, 2007)

Cut-off Date............................January 1, 2007

Determination Date......................As set forth in the applicable Servicing Agreement.

Record Date.............................For any Distribution Date, the close of business on the last business day of the month preceding the month of that Distribution Date.

Day Count...............................30/360

Exchangeable Certificates and
Exchangeable REMIC
Certificates............................If indicated in the prospectus supplement,  a class or combination of classes of exchangeable REMIC certificates may be exchangeable for certain class or classes of exchangeable certificates in certain combinations specified in the prospectus supplement.

Clearing................................DTC, Clearstream and Euroclear.






Banc of America Securities LLC                                                 4
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Denominations:

                                        Original                                                   Incremental
                                    Certificate Form            Minimum Denominations             Denominations

Senior Certificates (other than        Book Entry                      $1,000                          $1
any Principal Only Certificates,
Interest Only Certificates and
Special Retail Certificates)

Interest Only Certificates             Book Entry               $1,000,000 (notional                $1 or N/A
                                                            amount) or size of class, if
                                                                less than $1,000,000

Special Retail Certificates            Book Entry                      $1,000                        $1,000

Principal Only Certificates and        Book Entry                      $25,000                         $1
Subordinate Certificates

SMMEA Eligibility.......................The Senior  Certificates  and the most  senior  class or classes of  Subordinate
                                        Certificates  are  expected to  constitute  "mortgage  related  securities"  for purposes of SMMEA.

ERISA Eligibility.......................A fiduciary  or other person  acting on behalf of any  employee  benefit plan or arrangement, including an individual retirement account, subject to the Employee
                                        Retirement  Income Security Act of 1974, as amended  ("ERISA"),  the Code or any federal,  state or local law  ("Similar  Law")  which is similar to ERISA or the
                                        Code  (collectively,  a "Plan") should  carefully review with its legal advisors whether the purchase or holding of an Offered  Certificate  could give rise to a transaction  prohibited or not otherwise  permissible  under ERISA,  the Code or
                                        Similar Law.

                                        The U.S.  Department of Labor has extended to Banc of America  Securities LLC an administrative  exemption  (the  "Exemption")  from  certain  of the  prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates  in pass-through  trusts that consist of certain  receivables,  loans and other  obligations that meet the conditions and requirements of the Exemption.

                                        The Exemption may cover the acquisition  and holding of the Senior  Certificates
                                        (other than any residual certificates) or Subordinate  Certificates by the Plans to which it applies  provided that all  conditions  of the Exemption  other than


Banc of America Securities LLC                                                 5
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


                                        those within the control of the investors  are met. In addition,  as of the date hereof,  there is no single  mortgagor  that is the obligor on 5% of the initial balance of the Mortgage Pool.

                                        Any Class of Offered  Certificates  that fails to meet the  requirements  of the
                                        Exemption will not be eligible for purchase and holding by a Plan unless another prohibited  transaction  exemption  is  available  to  provide  relief  and  the conditions of that particular exemption are satisfied. For example, if there are
                                        Mortgage Loans with loan-to-value  ratios in excess of 100% in the Mortgage Pool or in a loan group within the Mortgage  Pool,  the Exemption  will not cover the
                                        acquisition   and  holding  of  the  related  Offered   Certificates   that  are
                                        subordinated  or not rated in one of the two highest  rating  categories  by the applicable rating agencies.

                                        Prospective Plan investors  should consult with their legal advisors  concerning the  impact  of  ERISA,  the Code and  Similar  Law,  the  applicability  of the
                                        Exemption, and the potential consequences in their specific circumstances, prior to  making  an  investment  in the  Offered  Certificates.  Moreover,  each Plan fiduciary should determine  whether under the governing plan instruments and the applicable  fiduciary standards of investment prudence and  diversification,  an investment in the Offered  Certificates is appropriate for the Plan, taking into account the overall  investment  policy of the Plan and the  composition  of the
                                        Plan's investment portfolio.

Tax Structure...........................For  federal  income  tax  purposes,  elections  will be made to  treat  certain segregated  portions of the Issuing Entity as one or more "real estate  mortgage investment conduits" (each, a "REMIC").

                                        o    The Senior Certificates  (other than the residual  certificate and any exchangeable  certificates)  and  the  Subordinate  Certificates  will constitute,  at least in part, "regular interests" in a REMIC and will be treated  as  newly-originated  debt  instruments  for most  federal
                                             income  tax   purposes.

                                        o    Generally,  for a class of  component  certificates,  each  component, rather than the class itself,  will constitute a regular interest in a
                                             REMIC.

                                        o    The residual  certificate will represent the sole "residual  interest"
                                             in each REMIC.

                                        You must report income received on your Offered  Certificates as it accrues from
                                        Distribution  Date to  Distribution  Date,  even if it is before  such income is distributed in cash to you.


Banc of America Securities LLC                                                 6
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


                                        Certain  classes of Offered  Certificates  may be issued  with  "original  issue discount." If your class of Offered  Certificates  is issued with original issue discount,  you must report  original issue discount income over the life of your
                                        Certificate, often well before such income is distributed in cash to you.

                                        If you hold an Offered  Certificate that has the benefit of a yield  maintenance agreement or other  derivative and is entitled to certain payments in respect of basis risk carryover amounts,  you will be treated as owning two assets, a REMIC regular  interest and the right to receive  payments from the derivative  and/or payments  in respect of basis risk  carryover  amounts  and will be  required to account separately for each of these assets for federal income tax purposes.

                                        If you hold an Offered  Certificate  that is an  exchangeable  certificate,  you should be aware that the arrangement  under which any exchangeable  certificates are created will be classified as a grantor trust and each class of exchangeable certificates  so created will represent  beneficial  ownership of an interest in each related exchangeable REMIC certificate.

Optional Termination Date...............On any Distribution  Date on which the aggregate Stated Principal Balance of the
                                        Mortgage  Loans  is less  than 10% of the  initial  aggregate  unpaid  principal balance of the Mortgage Loans as of the Cut-off Date,  the Master  Servicer may,
                                        at its option, subject to certain conditions, purchase the Mortgage Loans, which would effect an early retirement of the Certificates.

                                        If the Mortgage  Loans are divided into  multiple loan groups with more than one set of Subordinate Certificates, the Master Servicer may, at its option, subject to certain  conditions,  purchase the Mortgage  Loans in one or some of the loan groups, which would effect an early retirement of only the related Certificates.

The Pooling Agreement...................The  Certificates  will be issued pursuant to a Pooling and Servicing  Agreement
                                        (the "Pooling Agreement") to be dated the Closing Date, among the Depositor, the
                                        Master Servicer, the Securities Administrator and the Trustee.

The Mortgage Pool.......................The  "Mortgage  Pool" will  consist  of fixed  interest  rate,  fully-amortizing mortgage  loans  (the  "Mortgage  Loans")  secured  by  first  liens  on one- to four-family residential properties. All of the Mortgage Loans were originated or acquired by Wells Fargo Bank, N.A., Bank of America, National Association, Chase
                                        Manhattan Mortgage  Corporation,  Countrywide Home Loans Inc., NatCity Mortgage,
                                        PHH  Mortgage  Corporation,  SunTrust  Mortgage  Inc.,  Washington  Mutual Bank,


Banc of America Securities LLC                                                 7
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                        American Home Mortgage Corp., Metrocities Mortgage LLC, Taylor Bean and Whitaker
                                        Mortgage Corp.

The Mortgage Pool may be divided into multiple loan groups.

The Mortgage Loans......................The Mortgage  Loans consist of fixed interest rate,  fully  amortizing  mortgage loans  secured by first  liens on one- to  four-family  residential  properties.
                                        Substantially  all of the  Mortgage  Loans  will have  original  terms to stated
                                        maturity of  approximately  10 to 30 years.  Borrowers  are  permitted to prepay their  Mortgage  Loans,  in whole or in part,  at any time.  If indicated in the
                                        Collateral  Summary at the end of this Free Writing  Prospectus,  certain of the
                                        Mortgage Loans may be subject to prepayment  premiums.  Accordingly,  the actual date on which any  Mortgage  Loan is paid in full may be earlier than the stated
                                        maturity  date due to  unscheduled  payments of  principal.  See the  Collateral
                                        Summary at the end of this Free Writing  Prospectus for more  information  about the Mortgage Loans.

Yield Maintenance Agreements............The Securities  Administrator on behalf of the Issuing Entity may enter into one or more yield  maintenance  agreements (each, a "Yield  Maintenance  Agreement")
                                        with one or more counterparties  (each, a "Counterparty") for the benefit of one or more  classes.  With  respect to each  Yield  Maintenance  Agreement  for any
                                        Distribution  Date  (other  than the  initial  Distribution  Date) if LIBOR,  as calculated for the Interest  Accrual Period related to such  Distribution  Date, exceeds a designated  strike  percentage,  the Counterparty will be obligated to pay to the Trustee,  for deposit into the related  Reserve Fund, an amount equal to the  product  of (a) the  amount  by which  (i) the  lesser  of  LIBOR  and a designated maximum percentage exceeds (ii) the designated strike percentage, (b)
                                        the lesser of the applicable class balance(s) and related notional amount as set forth for such Distribution Date in the related Yield Maintenance  Agreement and
                                        (c) one-twelfth.

                                        Pursuant to the Pooling Agreement, the Securities Administrator will establish a separate trust account (the "Reserve  Fund") for deposit of any payments that it may  receive  under  a Yield  Maintenance  Agreement  or  other  derivative.  In addition,  the  Securities  Administrator  may  establish a Reserve Fund for the payment of basis risk carryover  amounts  irrespective of whether the Securities
                                        Administrator  on behalf of the Issuing  Entity enters into a Yield  Maintenance
                                        Agreement or other  derivative.  Each Reserve Fund is part of the trust fund but will not be an asset of any REMIC.

                                        Amounts on deposit in a Reserve Fund will be used to make certain  payments on a specified  Class or Classes  of  Certificates  that have the  benefit of a Yield
                                        Maintenance Agreement or other derivative.


Banc of America Securities LLC                                                 8
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Compensating Interest...................On each  Distribution  Date,  each  Servicer  will be obligated to pay an amount equal to the lesser of (i) the aggregate of the Prepayment  Interest  Shortfalls for such  Distribution  Date  and (ii) an  amount  set  forth in the  prospectus supplement (such amount, the "Compensating Interest").

Advances................................Subject to certain  limitations,  each Servicer will be required to advance (any such advance,  an "Advance") prior to each  Distribution Date an amount equal to the  aggregate of payments of  principal  and  interest  (net of the  applicable
                                        Servicing  Fee) which were due on the  related  due date on the  Mortgage  Loans serviced by such Servicer and which were delinquent on the related Determination
                                        Date.  Advances  made by each  Servicer will be made from its own funds or funds available  for future  distribution.  The  obligation  to make an  Advance  with respect to any Mortgage Loan will continue until the ultimate disposition of the
                                        REO Property or Mortgaged Property relating to such Mortgage Loan.

Interest Accrual........................Interest will accrue on the Certificates during each one-month period (i) ending on the last day of the month preceding the month in which each Distribution Date occurs (each, a "Regular  Interest  Accrual  Period") or (ii)  commencing on the
                                        25th day of the month preceding the month in which each Distribution Date occurs and ending on the 24th day of the month in which each  Distribution  Date occurs
                                        (each, a "LIBOR Based  Interest  Accrual  Period" or "No Delay Interest  Accrual
                                        Period" and  together  with a Regular  Interest  Accrual  Period,  an  "Interest
                                        Accrual Period").  The initial Regular Interest Accrual Period will be deemed to have commenced on January 1, 2007 and any initial LIBOR Based  Interest  Accrual
                                        Period or No Delay  Interest  Accrual Period will be deemed to have commenced on
                                        January 25, 2007.

                                        On each  Distribution  Date, to the extent of the applicable  Pool  Distribution
                                        Amount or Amounts, each class of interest-bearing  Certificates will be entitled to receive interest (as to each such class, the "Interest  Distribution Amount")
                                        with respect to the related Interest Accrual Period.  The Interest  Distribution
                                        Amount for any  interest-bearing  class of Certificates will be equal to the sum of (i)  interest  accrued  during the  related  Interest  Accrual  Period at the applicable pass-through rate on the related class balance or notional amount and
                                        (ii) the sum of the amounts, if any, by which the amount described in clause (i)
                                        above on each prior  Distribution Date exceeded the amount actually  distributed in respect of interest  on such prior  Distribution  Dates and not  subsequently distributed.

                                        The interest  entitlement  described in clause (i) of the Interest  Distribution
                                        Amount for each class of interest-bearing  Senior Certificates and each class of

Banc of America Securities LLC                                                 9
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                        Subordinate  Certificates  will  be  reduced  by  the  amount  of  Net  Interest
                                        Shortfalls for the related Mortgage Loans for such Distribution Date.

                                        Allocations of the interest  portion of Realized Losses on the Mortgage Loans in a loan group are  allocated  first to the related  Subordinate  Certificates  in reverse order of payment priority will result from the priority of distributions first to the  related  Senior  Certificates  and then to the  classes of related
                                        Subordinate  Certificates in numerical order of the applicable Pool Distribution
                                        Amount as described below under "Priority of  Distributions."  After the date on which the aggregate class balance of the related  Subordinate  Certificates  has been reduced to zero, the interest-bearing related Senior Certificates will bear the interest  portion of any  Realized  Losses on such  Mortgage  Loans pro rata based on the  interest  entitlement  described  in clause (i) of the  applicable
                                        Interest Distribution Amount.

Distributions to the
Subordinate Certificates................On each  Distribution  Date,  each  class of  Subordinate  Certificates  that is entitled to receive a  principal  distribution  will  receive its pro rata share
                                        (based  on the  class  balances  of all  the  Subordinate  Certificates  (or the
                                        Subordinate  Certificates  in the same group, if there is more than one group of
                                        Subordinate Certificates) that are entitled to receive a principal distribution)
                                        of the  Subordinate  Principal  Distribution  Amount(s),  to the extent that the remaining Pool Distribution  Amount(s) are sufficient therefor.  With respect to each  class  of  Subordinate  Certificates,  if on  any  Distribution  Date  the
                                        Fractional  Interest is less than the Fractional  Interest for that class on the
                                        Closing Date, no classes of Subordinate Certificates in the same group, if there is more than one group of Subordinate Certificates, junior to such class will be entitled to receive a principal distribution.

                                        Distributions of principal on the Subordinate  Certificates that are entitled to
                                        receive  a  principal   distribution  on  a  Distribution   Date  will  be  made
                                        sequentially  to each class of  Subordinate  Certificates  in the order of their payment  priority  until each such class has  received its  respective  pro rata share for the Distribution Date. However,  the Class PO Deferred Amounts will be paid to the ratio  strip  components  or  certificates  from  amounts  otherwise payable as principal to the related Subordinate Certificates, beginning with the amounts otherwise distributable as principal to the class of related Subordinate
                                        Certificates lowest in order of payment priority.

Shifting Interest Structure.............Additional  credit  enhancement  is provided by the allocation of the applicable
                                        Non-PO  Percentages  of  principal  prepayments  on the  Mortgage  Loans  in the
                                        Mortgage Pool or a loan group in the Mortgage Pool to the related  Senior Non-PO

Banc of America Securities LLC                                                10
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                        Certificates  for  the  first  five  years  and the  disproportionately  greater allocation of prepayments to such Senior Non-PO  Certificates over the following four years. The disproportionate allocation of the applicable Non-PO Percentages of prepayments on the Mortgage Loans in the Mortgage Pool or a loan group in the
                                        Mortgage Pool will  accelerate  the  amortization  of those Senior  Certificates relative to the amortization of the Subordinate  Certificates.  As a result, the credit support percentage for the Senior  Certificates  should be maintained and may be increased during the first nine years.

Allocation of Losses....................On each Distribution  Date, the applicable PO Percentage of any Realized Loss on a Discount  Mortgage  Loan will be allocated to the ratio strip  certificate  or ratio strip  component of the related group until its class balance or principal
                                        balance  is  reduced  to  zero.   Such  allocation  will  be  effected  on  each
                                        Distribution  Date by reducing the class balance of the ratio strip  certificate or principal balance of the ratio strip component of the related group if and to the extent  that such  balance  (after  taking  into  account  the amount of all distributions  to be made on such  Distribution  Date) exceeds the Adjusted Pool
                                        Amount (PO Portion) for such Distribution  Date. The amount of any such Realized
                                        Loss  allocated  to a ratio strip  certificate  or ratio strip  component of the related  group will be treated as a "Class PO  Deferred  Amount."  To the extent funds are available on such Distribution Date or on any future Distribution Date from  amounts  that would  otherwise  be  allocable  to the related  Subordinate
                                        Principal  Distribution Amount or Amounts, the Class PO Deferred Amounts for the
                                        ratio strip  certificate  or ratio strip  component of the related group will be paid on such ratio strip  certificate  or ratio strip  component  of the related
                                        group  prior  to   distributions   of  principal  on  the  related   Subordinate
                                        Certificates.  Payments of the Class PO Deferred  Amounts  will be made from the principal  payable to the related  Subordinate  Certificates  beginning with the principal  payable to the class of Subordinate  Certificates  lowest in order of payment  priority.  Any  distribution  in  respect of unpaid  Class PO  Deferred
                                        Amounts for a ratio strip  certificate  or ratio strip  component of the related group  will not  further  reduce  the  principal  balance  of such  ratio  strip certificate or ratio strip component of the related group. The Class PO Deferred
                                        Amounts  will not bear  interest.  The class  balance  of the  class of  related
                                        Subordinate  Certificates  then  outstanding  lowest  in the  order  of  payment priority  will be reduced by the amount of any  payments  in respect of Class PO
                                        Deferred Amounts for the ratio strip certificate or ratio strip component of the related  group.  Any excess of these  Class PO Deferred  Amounts  over the class balance of that class will be  allocated to the next most  subordinate  class of related  Subordinate  Certificates  to reduce  its class  balance  and so on, as necessary.


Banc of America Securities LLC                                                11
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


                                        On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated first to the related Subordinate Certificates in reverse order
                                        of  payment   priority   (beginning  with  the  class  of  related   Subordinate
                                        Certificates then outstanding lowest in order of payment priority), in each case until the class balance of such class of Certificates  has been reduced to zero, and then to the Senior Non-PO  Certificates or to the Senior Non-PO Certificates
                                        of the related group, if there are multiple groups of Senior Non-PO Certificates pro rata based on their respective class balances.

                                        Such allocation will be effected on each such  Distribution Date by reducing the class balance of the class of related Subordinate  Certificates then outstanding lowest in order of payment  priority if and to the extent that the  aggregate of the class  balances of all classes of Senior Non-PO  Certificates  or the Senior
                                        Non-PO Certificates in a group and the related  Subordinate  Certificates (after taking  into  account  the  amount  of all  distributions  to be  made  on  such
                                        Distribution  Date) exceeds the Adjusted Pool Amount (Non-PO  Portion) or sum of the Adjusted Pool Amounts (Non-PO Portion) for such Distribution Date.

                                        After the date on which the aggregate  class balance of the related  Subordinate
                                        Certificates has been reduced to zero, on each Distribution  Date, the aggregate of the class balances of all classes of Senior Non-PO Certificates or all Senior
                                        Non-PO  Certificates of a group then  outstanding  will be reduced if and to the extent that such  aggregate  class balance (after taking into account the amount of all distributions to be made on such Distribution  Date) exceeds the Adjusted
                                        Pool Amount (Non-PO Portion) for such Distribution  Date. The amount of any such reduction  will be  allocated  among the Senior  Non-PO  Certificates  or Senior
                                        Non-PO  Certificates  of such  group pro rata  based on their  respective  class balances (or their initial class  balances,  if lower, in the case of a class of
                                        Accrual Certificates).

                                        After the date on which the aggregate  class balance of the related  Subordinate
                                        Certificates  has been reduced to zero,  the class balance of any class of Super
                                        Senior Support Certificates will be reduced not only by the principal portion of
                                        Realized Losses allocated to such class as provided in the preceding  paragraph, but also by the  portion  allocated  to the  related  class or  classes of Super
                                        Senior Certificates.

Cross-Collateralization.................If one  group of  Subordinate  Certificates  support  multiple  groups of Senior
                                        Certificates, on each Distribution Date prior to the date on which the aggregate class balance of such  Subordinate  Certificates has been reduced to zero but on or after the date on which the class balances of the Senior Non-PO  Certificates


Banc of America Securities LLC                                                12
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                        of a group  have  been  reduced  to zero,  amounts  otherwise  distributable  as principal payments on such Subordinate Certificates will be paid as principal to the remaining  classes of Senior Non-PO  Certificates of each group supported by such Subordinate  Certificates  together with the Senior Principal  Distribution
                                        Amount(s) in accordance with the principal payment  priorities  provided that on such  Distribution  Date  (a) the  Aggregate  Subordinate  Percentage  for  such
                                        Distribution  Date  is  less  than  twice  the  initial  Aggregate   Subordinate
                                        Percentage  or (b) the average  outstanding  principal  balance of the  Mortgage
                                        Loans (including,  for this purpose,  any Mortgage Loan in foreclosure,  any REO
                                        Property and any Mortgage Loan for which the mortgagor has filed for  bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate  class balance of the  Subordinate  Certificates  is greater than or equal to 50%. If the Senior Non-PO  Certificates  of two or more groups remain  outstanding,  the  distributions  described above will be made to such  Senior  Certificates  of such  groups,  pro  rata,  in  proportion  to the aggregate class balance of such Senior Certificates.

                                        The "Aggregate  Subordinate  Percentage" for any  Distribution  Date will be the percentage equal to the aggregate class balance of the Subordinate  Certificates divided by the related aggregate Pool Principal Balance (Non-PO Portion).

                                        In addition,  if on any Distribution  Date, after giving effect to the preceding paragraph,  the aggregate class balance of the Senior Non-PO  Certificates after giving effect to distributions to be made on such  Distribution  Date is greater
                                        than  the  Adjusted  Pool  Amount   (Non-PO   Portion)  (any  such  group,   the
                                        "Undercollateralized  Group"  and  any  such  excess,  the  "Undercollateralized
                                        Amount"),  all amounts  otherwise  distributable as principal on the Subordinate
                                        Certificates,  in  reverse  order of  their  payment  priority,  will be paid as principal to the Senior Non-PO  Certificates  of the  Undercollateralized  Group
                                        together with the Senior Principal Distribution Amount(s) in accordance with the principal  payment  priorities  until the aggregate  class balance of the Senior
                                        Non-PO  Certificates of the  Undercollateralized  Group equals the Adjusted Pool
                                        Amount (Non-PO Portion). If two or more groups are  Undercollateralized  Groups, the  distributions  described above will be made, pro rata, in proportion to the amount by which the aggregate class balance of the Senior Non-PO Certificates of each such group exceeds the related Pool Principal Balance (Non-PO Portion).

                                        The  amount  of any  unpaid  interest  shortfall  amounts  with  respect  to the
                                        Undercollateralized  Group  (including  any interest  shortfall  amount for such
                                        Distribution Date) will be paid to the Undercollateralized  Group, including the interest  only  component  of such  group,  if any,  prior to the payment of any


Banc of America Securities LLC                                                13
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


                                        Undercollateralized  Amount from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their payment priority.

Adjusted Pool Amount....................The "Adjusted  Pool Amount" of the Mortgage Pool or a loan group in the Mortgage
                                        Pool will equal the aggregate unpaid principal  balance of the Mortgage Loans in the Mortgage  Pool or a loan group in the  Mortgage  Pool as of the Cut-off Date minus the sum of (i) all amounts in respect of principal  received in respect of
                                        such  Mortgage  Loans  (including   amounts  received  as  Advances,   principal
                                        prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior  Distribution Dates and
                                        (ii) the  principal  portion of all  Realized  Losses  (other than debt  service reductions)  incurred on such  Mortgage  Loans from the Cut-off Date through the end of the month preceding the month in which such Distribution Date occurs.

Adjusted Pool Amount (PO Portion).......The "Adjusted  Pool Amount (PO Portion)" of the Mortgage Pool or a loan group in the Mortgage  Pool will equal the sum as to each  Mortgage  Loan in the Mortgage
                                        Pool or a loan group in the Mortgage  Pool as of the Cut-off Date of the product of (A) the PO Percentage for such Mortgage Loan and (B) the principal balance of such  Mortgage  Loan as of the  Cut-off  Date less the sum of (i) all amounts in respect  of  principal  received  in respect of such  Mortgage  Loan  (including amounts received as Advances,  principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the  Certificates on such  Distribution
                                        Date and all prior  Distribution  Dates and (ii) the  principal  portion  of any
                                        Realized  Loss (other than a debt service  reduction)  incurred on such Mortgage
                                        Loan from the Cut-off Date through the end of the month  preceding  the month in which such Distribution Date occurs.

Adjusted Pool Amount
(Non-PO Portion)........................The "Adjusted Pool Amount (Non-PO Portion)" of the Mortgage Pool or a loan group in the Mortgage Pool will equal the difference  between the Adjusted Pool Amount of the Mortgage  Pool or a loan group in the Mortgage Pool and the Adjusted Pool
                                        Amount (PO Portion) of the Mortgage Pool or a loan group in the Mortgage Pool.

class balance...........................The "class  balance" of a class of  Certificates  at any time will equal (a) its initial  class  balance  or  in  the  case  of a  class  of  Exchangeable  REMIC
                                        Certificates  or Exchangeable  Certificates,  the portion of the maximum initial class balance then represented by the outstanding  Certificates of such class of the maximum initial class balance less (i) all  distributions  of principal made to such class, and (ii) losses allocated to such class plus (b) in the case of a

Banc of America Securities LLC                                                14
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                        class of Accrual  Certificates,  any  amounts  added to such class  balance as a result of the application of the accrual distribution amount.

Fractional Interest.....................The "Fractional  Interest" with respect to any Distribution  Date and each class of Subordinate  Certificates  will equal (i) the aggregate of the class balances immediately  prior  to such  Distribution  Date of all  classes  of  Subordinate
                                        Certificates  in the same group that have higher  numerical  class  designations than such class,  divided by (ii) the aggregate Pool Principal  Balance  (Non-PO
                                        Portion) (if there is only one group of Subordinate Certificates) or the related
                                        Pool  Principal  Balance  (Non-PO  Portion) or sum of the related Pool Principal
                                        Balance  (Non-PO  Portion)  (if  there  is more  than one  group of  Subordinate
                                        Certificates).

Net Interest Shortfall..................With respect to any Distribution Date, the "Net Interest  Shortfall" is equal to the sum of (i) the  shortfall in interest  received with respect to any Mortgage
                                        Loan as a result of a Relief Act Reduction and (ii) any  Non-Supported  Interest
                                        Shortfalls.  Net Interest  Shortfalls on any Distribution Date will be allocated pro rata among all such classes of  interest-bearing  Senior  Certificates or if there are  Crossed  Groups,  the  interest-bearing  Senior  Certificates  of the
                                        Crossed Groups and each class of related Subordinate Certificates,  based on the amount  of  interest  accrued  on  each  such  class  of  Certificates  on  such
                                        Distribution  Date before  taking into  account any  reduction  in such  amounts resulting from such Net Interest Shortfalls.

Net Mortgage Interest Rate..............The  "Net  Mortgage  Interest  Rate" of a  Mortgage  Loan is the  excess  of its mortgage interest rate over the sum of the applicable servicing fee rate and any other administrative fee rates specified in the prospectus supplement.

Non-PO Percentage.......................The "Non-PO  Percentage"  with respect to any Mortgage Loan in the Mortgage Pool or loan group in the Mortgage  Pool with a Net Mortgage  Interest Rate as of the
                                        Cut-off  Date less than a certain  rate (each such  Mortgage  Loan,  a "Discount
                                        Mortgage  Loan")  will be  equal  to the Net  Mortgage  Interest  Rate as of the
                                        Cut-off Date divided by such applicable  rate. If there are multiple loan groups in the  Mortgage  Pool,  this  rate may be the same for each  loan  group or may differ for one or more loan groups.  The Non-PO  Percentage  with respect to any
                                        Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool with a Net
                                        Mortgage  Interest  Rate as of the  Cut-off  Date equal to or  greater  than the applicable rate will be 100%. The "PO Percentage" for any Discount Mortgage Loan
                                        will be equal to 100% minus the Non-PO  Percentage  for such  Mortgage  Loan. If there are no ratio strip certificates in a group, the Non-PO Percentage for each


Banc of America Securities LLC                                                15
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                        Mortgage Loan in the related loan group will be 100% and the PO  Percentage  for each Mortgage Loan in such loan group will be 0%.

                                        Any  Mortgage  Loan with a Net  Mortgage  Interest  Rate as of the Cut-off  Date greater than or equal to the  applicable  rate for the Mortgage Pool or the loan group in the Mortgage Pool is a "Premium Mortgage Loan."

Non-PO Principal Amount.................The "Non-PO Principal Amount" for any Distribution Date and the Mortgage Pool or
                                        any loan group in the Mortgage Pool will equal the sum of the applicable  Non-PO
                                        Percentage of:


                                        (a)  all   monthly   payments  of  principal  due on each  Mortgage  Loan in the
                                             Mortgage Pool or loan group in the Mortgage Pool on the related due date;

                                        (b)  the   principal  portion  of  the  purchase   price  (net  of  unreimbursed
                                             Advances and other amounts as to which the related  Servicer is entitled to be  reimbursed  pursuant to the  applicable  Servicing  Agreement)  of each
                                             Mortgage  Loan in the Mortgage Pool or loan group in the Mortgage Pool that was  repurchased by the Depositor,  the Sponsor or an Originator as of that
                                             Distribution  Date  and  the  principal  portion  of  any  amount  paid  in connection  with the optional  repurchase  of Mortgage  Loans by the Master
                                             Servicer;

                                        (c)  amounts   received   with   respect   to   such   Distribution  Date  as  a
                                             substitution  adjustment  amount (net of  unreimbursed  Advances  and other amounts as to which the Servicer is entitled to be  reimbursed  pursuant to the Pooling  Agreement) in connection  with a Mortgage Loan in the Mortgage
                                             Pool or loan group in the Mortgage Pool received in the related  Prepayment
                                             Period;

                                        (d)  any  Liquidation  Proceeds  (net  of unreimbursed expenses and unreimbursed
                                             Advances,  if any)  allocable  to  recoveries  of principal of the Mortgage
                                             Loans in the Mortgage Pool or loan group in the Mortgage Pool that have not yet been liquidated received during the related Prepayment Period;

                                        (e)  with  respect  to  each   Mortgage  Loan in the Mortgage Pool or loan group
                                             in the  Mortgage  Pool that was  liquidated  during the related  Prepayment
                                             Period,  the amount of the  Liquidation  Proceeds  (other  than any profits retained by the  Servicer in  connection  with the  foreclosure  and net of unreimbursed  expenses  and  unreimbursed  Advances,  if any)  allocable to principal  received with respect to that Mortgage Loan; and



Banc of America Securities LLC                                                16
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                        (f)  all partial and full  principal  prepayments  on the Mortgage  Loans in the
                                             Mortgage  Pool or loan group in the Mortgage  Pool by  mortgagors  received during the related  Prepayment Period.

                                        The amounts  described in clauses (a) through (d) are referred to as  "Scheduled
                                        Principal  Payments." The amounts  described in clauses (e) and (f) are referred to as "Unscheduled Principal Payments."

Non-Supported Interest Shortfall........With respect to any Distribution Date, the "Non-Supported Interest Shortfall" is
                                        the amount by which the  aggregate of  Prepayment  Interest  Shortfalls  for the
                                        Mortgage  Loans in the Mortgage  Pool or the Mortgage  Loans in any Crossed Loan
                                        Groups for such Distribution Date exceeds the applicable  Compensating  Interest for such Distribution Date.

Notional Amount.........................The "Notional Amount" of any Interest Only Certificates (or any components of an
                                        Interest Only  Certificates)  will be equal to either (I) the product of (i) the aggregate of the Stated Principal  Balances of the Premium Mortgage Loans in the
                                        Mortgage Pool or loan group as of the due date in the month  preceding the month of such  Distribution  Date and (ii) a fraction,  (a) the  numerator of which is equal to the weighted  average of the Net Mortgage  Interest  Rates of the these
                                        Mortgage Loans (based on the Stated  Principal  Balances of these Mortgage Loans as of the due date in the month preceding the month of such  Distribution  Date)
                                        minus a  specified  percentage  and (b) the  denominator  of which is equal to a specified  percentage  or (II) a percentage  or all of the class  balance(s)  of another class or classes.

Pool Distribution Amount................The "Pool  Distribution  Amount" with respect to any  Distribution  Date will be determined by reference to amounts received and expenses  incurred in connection with the Mortgage  Loans in the Mortgage  Pool or any loan group in the Mortgage
                                        Pool and will be equal to the sum of:

                                        (i)  all scheduled  installments  of interest (net of the related  servicing fees and  any  other administrative  fees specified in the prospectus supplement)
                                             and  principal  due  on such Mortgage  Loans on the due date in the month in
                                             which   such   Distribution  Date  occurs  and received prior to the related
                                             Determination Date, together with any  Advances in respect  thereof  and any
                                             Compensating  Interest allocable to such Mortgage Loans;

                                        (ii) all  proceeds  of  any   primary  mortgage  guaranty  insurance policies and
                                             any other insurance  policies with respect to such Mortgage  Loans,  to  the extent such proceeds are not applied to the  restoration of the


Banc of America Securities LLC                                                17
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                             related mortgaged  property or released to the mortgagor in accordance with the related  Servicer's  normal  servicing  procedures  and all other  cash amounts  received  and  retained  in  connection  with  the  liquidation of defaulted  Mortgage Loans  in  the  Mortgage  Pool  or  any  loan  group in the Mortgage Pool, by foreclosure or otherwise  (collectively, "Liquidation
                                             Proceeds"),  during the related  Prepayment Period (in  each  case,  net of
                                             unreimbursed  expenses  incurred  in  connection   with  a   liquidation or
                                             foreclosure and  unreimbursed  Advances,  if any);

                                      (iii)  all partial  or  full  prepayments  received  on such Mortgage Loans during the related  Prepayment  Period; and

                                       (iv)  amounts received with respect to such  Distribution  Date as a substitution adjustment amount or purchase price in respect of any deleted Mortgage Loan in  the  Mortgage  Pool  or  any loan group in the Mortgage Pool or amounts received in  connection with the optional termination of the Issuing Entity or a portion of the Issuing Entity as of such Distribution Date, reduced by amounts in reimbursement for Advances  previously made and other amounts as to which the  related Servicer  is  entitled to be  reimbursed  pursuant to the  applicable Servicing Agreement.

Pool Principal Balance..................The  "Pool  Principal  Balance"  for the  Mortgage  Pool or a loan  group in the
                                        Mortgage Pool with respect to any Distribution  Date equals the aggregate Stated
                                        Principal  Balances of the Mortgage  Loans in the Mortgage Pool or loan group in the Mortgage Pool  outstanding on the due date in the month  preceding the month of such Distribution Date.

Pool Principal Balance
(Non-PO Portion)........................The "Pool Principal  Balance  (Non-PO  Portion)" for the Mortgage Pool or a loan group in the  Mortgage  Pool and any  Distribution  Date  equals  the sum of the product,  for  each  Mortgage  Loan in the  Mortgage  Pool or loan  group in the
                                        Mortgage Pool, of the Non-PO  Percentage of such Mortgage Loan multiplied by its
                                        Stated  Principal  Balance on the due date in the month  preceding  the month of such Distribution Date.

Prepayment Interest Shortfall...........A "Prepayment  Interest Shortfall" on a Mortgage Loan is equal to the difference between (x) 30 days' interest at the mortgage  interest rate (less the servicing fee rate) on the amount of the  prepayment  on such  Mortgage Loan minus (y) the amount of interest  actually paid by the related mortgagor on the amount of such prepayment during the preceding month.



Banc of America Securities LLC                                                18
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


Prepayment Period.......................A  "Prepayment  Period" is the  calendar  month  preceding  the month in which a
                                        Distribution  Date  occurs or such  other  period  specified  in the  prospectus supplement.

Realized Loss...........................In general,  a "Realized  Loss" means,  (a) with respect to a Mortgage Loan that has been liquidated,  the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of proceeds from the liquidation applied to the principal  balance of the related Mortgage Loan and (b) losses due to the bankruptcy of the mortgagor.

Relief Act Reduction....................A "Relief  Act  Reduction"  is a  reduction  in the amount of  monthly  interest payment on a Mortgage  Loan pursuant to the  Servicemembers  Civil Relief Act or similar state legislation.

REO Property............................An "REO Property" is a Mortgaged  Property that has been acquired by the Issuing
                                        Entity through foreclosure or grant of a deed in lieu of foreclosure.

Senior Percentage.......................The Senior  Percentage  for the Mortgage Pool or loan group in the Mortgage Pool will  equal  (i) the  aggregate  class  balance  of the  related  Senior  Non-PO
                                        Certificates  immediately prior to such date, divided by (ii) the Pool Principal
                                        Balance  (Non-PO  Portion) for the  Mortgage  Pool or loan group in the Mortgage
                                        Pool for such date.

Senior Prepayment Percentage............For the following Distribution Dates, will be as follows:

                                                Distribution Date               Senior Prepayment Percentage
                                           --------------------------   --------------------------------------------
                                           February 2007 through        100%;
                                           January 2012
                                           February 2012 through        the applicable Senior Percentage plus, 70%
                                           January 2013                 of the applicable Subordinate Percentage;
                                           February 2013 through        the applicable Senior Percentage plus, 60%
                                           January 2014                 of the applicable Subordinate Percentage;
                                           February 2014 through        the applicable Senior Percentage plus, 40%
                                           January 2015                 of the applicable Subordinate Percentage;
                                           February 2015 through        the applicable Senior Percentage plus, 20%
                                           January 2016                 of the applicable Subordinate Percentage;
                                           February 2016 and            the applicable Senior Percentage;
                                           thereafter

                                        provided,  however, that (A) if on any Distribution Date the percentage equal to
                                        (x) the aggregate  class balances of the Senior Non-PO  Certificates of multiple groups with one set of Subordinate  Certificates (such groups, "Crossed Groups")
                                        divided by (y) the sum of the Pool Principal  Balances  (Non-PO Portion) for the
                                        loan groups relating to the Crossed Groups (such loan groups,  the "Crossed Loan
                                        Groups"  and such  percentage,  the  "Crossed  Group Total  Senior  Percentage")


Banc of America Securities LLC                                                19
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                        exceeds  such  percentage  as of the Closing  Date,  then the Senior  Prepayment
                                        Percentages  for the Crossed Loan Groups for such  Distribution  Date will equal
                                        100% and (B) in the case of one group of Senior Non-PO Certificates with its own set of Subordinate Certificates or if the Mortgage Pool is not divided into loan groups,  if on any Distribution Date the Senior Percentage for the Mortgage Pool
                                        or the  related  loan  group of the  Mortgage  Pool (the  Mortgage  Loans in the
                                        Mortgage Pool or such loan group,  "Non-Crossed  Mortgage  Loans")  exceeds such percentage as of the Closing Date, then the Senior Prepayment  Percentage(s) for the Mortgage Pool or such loan group for such Distribution Date will equal 100%.

                                        No decrease in the Senior  Prepayment  Percentages  for the Crossed  Loan Groups
                                        will occur if the following occurs as of any  Distribution  Date as to which any such decrease applied with respect to the Crossed Loan Group Mortgage Loans, and no decrease in the Senior  Prepayment  Percentage for the  Non-Crossed  Mortgage
                                        Loans will occur if the following occurs as of any Distribution Date as to which any such decrease  applied with respect to the Non-Crossed  Mortgage Loans:  (i)
                                        the  outstanding  principal  balance of all  Mortgage  Loans in the Crossed Loan
                                        Groups or all  Non-Crossed  Mortgage  Loans  (including,  for this purpose,  any
                                        Mortgage  Loans in  foreclosure,  any REO  Property  in such loan  group or loan groups and any Mortgage Loan for which the  mortgagor  has filed for  bankruptcy after the Closing Date)  delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the related
                                        Subordinate  Certificates,  is equal to or greater than 50%, or (ii)  cumulative
                                        Realized Losses with respect to the Mortgage Loans in the Crossed Loan Groups or all Non-Crossed  Mortgage Loans exceed the percentages of the aggregate  balance of the related Subordinate  Certificates as of the Closing Date (with respect to the  related  Subordinate  Certificates,  the  "Original  Subordinate  Principal
                                        Balance") indicated below:

                                                                                         % of Original Subordinate
                                                   Distribution Date Occurring               Principal Balance
                                           -------------------------------------------   --------------------------
                                           February 2012 through January 2013                        30%
                                           February 2013 through January 2013                        35%
                                           February 2014 through January 2013                        40%
                                           February 2015 through January 2013                        45%
                                           February 2016 and thereafter                              50%

                                        The Subordinate Prepayment Percentage for the Mortgage Pool or loan group in the
                                        Mortgage  Pool for any  Distribution  Date will  equal  100%  minus  the  Senior
                                        Prepayment  Percentage  for the Mortgage Pool or such loan group in the Mortgage
                                        Pool for such date.



Banc of America Securities LLC                                                20
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

Senior Principal Distribution Amount....The "Senior Principal  Distribution  Amount" for the Mortgage Pool or loan group in the  Mortgage  Pool and any  Distribution  Date will equal the sum of (i) the
                                        Senior  Percentage  for the Mortgage  Pool or loan group in the Mortgage Pool of the  applicable  Non-PO  Percentage  of  Scheduled  Principal  Payments for such
                                        Distribution  Date and (ii) the Senior  Prepayment  Percentage  for the Mortgage
                                        Pool or loan group in the Mortgage Pool of the applicable  Non-PO  Percentage of
                                        Unscheduled  Principal  Payments for such  Distribution  Date subject to certain reductions due to losses.

Stated Principal Balance................The "Stated Principal  Balance" means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such  amortization  schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments
                                        and  Liquidation  Proceeds  (net  of  unreimbursed   expenses  and  unreimbursed
                                        Advances) allocable to principal received and to the payment of principal due on such due date and  irrespective  of any  delinquency  in payment by the  related mortgagor  and after  giving  effect to any  deficient  valuation  by a court in connection with a bankruptcy.

Subordinate Percentage..................The  Subordinate  Percentage for the Mortgage Pool or loan group in the Mortgage
                                        Pool for any Distribution  Date will equal 100% minus the Senior  Percentage for such date.

Subordinate Prepayment Percentage.......The Subordinate Prepayment Percentage for the Mortgage Pool or loan group in the
                                        Mortgage  Pool for any  Distribution  Date will  equal  100%  minus  the  Senior
                                        Prepayment  Percentage  for the Mortgage Pool or such loan group in the Mortgage
                                        Pool for such date.

Subordinate Principal Distribution
Amount..................................The "Subordinate  Principal  Distribution  Amount" for the Mortgage Pool or loan group in the Mortgage Pool for any  Distribution  Date will equal the sum of (i)
                                        the  Subordinate  Percentage for the Mortgage Pool or loan group in the Mortgage
                                        Pool of the applicable  Non-PO  Percentage of Scheduled  Principal  Payments for
                                        such  Distribution Date and (ii) the Subordinate  Prepayment  Percentage for the
                                        Mortgage  Pool or loan  group  in the  Mortgage  Pool of the  applicable  Non-PO
                                        Percentage of Unscheduled Principal Payments for such Distribution Date.




Banc of America Securities LLC                                                21
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


Exchangeable REMIC
Certificates and
Exchangeable Certificates...............Certain  Classes of  Offered  Certificates  identified  as  "Exchangeable  REMIC
                                        Certificates"  may be  exchanged  in certain  allowable  combinations  (a "REMIC
                                        Combination")  for a  proportionate  interest  in certain  related  Certificates identified as "Exchangeable  Certificates." All or a portion of the Exchangeable
                                        Certificates  in  an  Exchangeable  Combination  may  also  be  exchanged  for a proportionate  interest in each class of Exchangeable  REMIC Certificates in the related REMIC Combination in the same manner. This process may occur repeatedly.

                                        The classes of Exchangeable REMIC Certificates and of Exchangeable  Certificates
                                        that are outstanding at any given time, and the  outstanding  class balances and notional  amounts,  if any,  of these  classes,  will  depend  upon any  related distributions  of principal,  as well as any exchanges that occur.  Exchangeable
                                        REMIC  Certificates  and  Exchangeable  Certificates  in any  combination may be exchanged  only in the  proportion  that the maximum  initial class balances and notional  amounts,  if any, of such Certificates bear to one another as shown in the prospectus supplement.

                                        Holders of each class of Exchangeable  Certificates in an allowable  combination will be the beneficial  owners of a proportionate  interest in the  Exchangeable
                                        REMIC Certificates of the related REMIC Combination.

                                        In the event that Exchangeable REMIC Certificates are exchanged for an allowable combination of Exchangeable Certificates, then

                                        o    the aggregate principal balance of the Exchangeable  Certificates  received in the exchange will equal the  aggregate  principal  balance,  immediately prior to the exchange, of the Exchangeable REMIC Certificates so exchanged;
                                             and

                                        o    the aggregate amount of interest and principal payable on each distribution date with respect to the Exchangeable Certificates received in the exchange will equal the aggregate  amount of interest and principal  that would have been payable on the  Exchangeable  REMIC  Certificates  so exchanged if the exchange had not occurred; and

                                        o    the  aggregate  amount  of  principal  and  interest  losses  and  interest shortfalls  allocated  to the  Exchangeable  Certificates  received  in the


Banc of America Securities LLC                                                22
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms


                                             exchange will equal the aggregate  amount of principal and interest  losses and interest  shortfalls that would have been allocated to the Exchangeable
                                             REMIC Certificates so exchanged if the exchange had not occurred.

                                        Each class of Exchangeable  Certificates in an allowable combination (other than a class  of  interest  only  certificates,  if  any)  will  be  entitled  to its proportionate share of the principal  distributions that would have been payable on the  Exchangeable  REMIC  Certificates  so  exchanged if the exchange had not occurred.  In addition,  each class of Exchangeable  Certificates  (other than a class of interest only  certificates,  if any) in an allowable  combination will bear a proportionate share of principal losses that would have been allocated to the  Exchangeable  REMIC  Certificates  so  exchanged  if the  exchange  had not occurred.













Banc of America Securities LLC                                                23
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Credit Support

Subordinate Certificates provide credit support for Senior Certificates. If the Senior Certificates are divided into multiple groups, the Subordinate Certificates may or may not consist of multiple groups. If there are multiple groups of Subordinate Certificates, each group will support one or more groups of Senior Certificates. Additional credit enhancement is provided by the allocation of the applicable Non-PO Percentages of all principal prepayments on the applicable Mortgage Loans to the related Senior Non-PO Certificates, subject to certain exceptions, for the first five years and the disproportionately greater allocation of prepayments to such Senior Non-PO Certificates over the following four years. The disproportionate allocation of the applicable Non-PO Percentages of prepayments on the Mortgage Loans will accelerate the amortization of those Senior Non-PO Certificates relative to the amortization of the related Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates should be maintained and may be increased during the first nine years. If there is one group of Subordinate Certificates, the initial credit support percentage for the Senior Certificates (calculated by dividing the initial class balance of the Subordinate Certificates by the aggregate Pool Principal Balance) is expected to be 4.50% (+/- 50 basis points).

                           Priority of Distributions

Distributions will be made on each Distribution Date from the Pool Distribution Amount (if the Mortgage Pool is not divided into loan groups) or Amounts (if there are multiple loan groups, in which case the Senior Certificates and any components of a group will be paid from the related Pool Distribution Amount) in the following order of priority:

        --------------------------------------------------------------
         First, to the classes of Senior Certificates and component (if any) entitled to payments of interest, to pay interest;
        --------------------------------------------------------------
                                        |
                                        |
                                        v
        --------------------------------------------------------------
         Second, pro rata, to the Senior Non-PO Certificates and any ratio strip component or ratio strip certificates entitled to payments of principal, to pay principal;
        --------------------------------------------------------------
                                        |
                                        |
                                        v
        --------------------------------------------------------------
             Third, to any ratio strip component or ratio strip
          certificates, to pay any Class PO Deferred Amounts, from
            amounts otherwise payable as principal to the related
                          Subordinate Certificates;
        --------------------------------------------------------------
                                        |
                                        |
                                        v
        --------------------------------------------------------------
          Fourth, subject to any cross-collateralization payments,
        sequentially, to each class of Subordinate Certificates from the related Pool Distribution Amount or Amounts to pay
          interest and principal in the order of payment priority,
                    until each class balance is zero; and
        --------------------------------------------------------------
                                        |
                                        |
                                        v
        --------------------------------------------------------------
           Fifth, to the residual certificate, any remaining amounts.
        --------------------------------------------------------------




Banc of America Securities LLC                                                24
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

The Sponsor.............................Bank of America,  National  Association  ("Bank of  America")  will serve as the sponsor (the "Sponsor") of the Certificates.

                                        See "The Sponsor,"  "Mortgage  Purchase  Program" and "The Pooling and Servicing
                                        Agreement" in the base prospectus for more  information  about the Sponsor,  its securitization programs and its material roles and duties in this transaction.

The Servicers and the Master Servicer...The Mortgage Loans will be serviced by the Servicers in accordance  with various servicing agreements (the "Servicing Agreements"). The Servicers may perform any of  their  obligations  under  the  Servicing  Agreements  through  one or  more subservicers.  Despite the existence of subservicing arrangements, each Servicer will be liable  for its  servicing  duties  and  obligations  under the  related
                                        Servicing  Agreements  as if such  Servicer  alone were  servicing  the Mortgage
                                        Loans.  All of the Mortgage Loans will be master serviced by the Master Servicer in accordance with the terms of the Pooling Agreement.  The Master Servicer will be required to supervise,  monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer  (other than Wells Fargo Bank,  N.A.) under the related Servicing Agreement, the Master Servicer will be required to enforce any  remedies  against  such  Servicer  and will be  required  to either  find a successor  servicer or assume the primary  servicing  obligations of the related
                                        Mortgage  Loans.  In the event the default is by Wells  Fargo Bank,  N.A. in its capacity as a Servicer,  the  Trustee  will be required to enforce any  remedies against Wells Fargo Bank, N.A. and either appoint a successor servicer or assume the primary servicing obligations of the related Mortgage Loans.

Static Pool Information.................Information   concerning   the  Sponsor's   prior   residential   mortgage  loan
                                        securitizations  related to the Depositor  involving fixed- and  adjustable-rate first lien mortgage loans is available on the internet at www.bofa.com/bafc.  On this website,  you can view, as applicable,  summary pool  information as of the applicable  securitization  cut-off date and  delinquency,  cumulative loss, and prepayment  information as of each distribution  date by securitization  for the past five years,  or since the  applicable  securitization  closing  date if the applicable  securitization  closing date  occurred less than five years from the date of this prospectus  supplement.  Each of the mortgage loan  securitizations
                                        identified  on  this  website  is  unique,  and  the   characteristics  of  each
                                        securitized  mortgage  loan  pool  varies  from  each  other as well as from the
                                        Mortgage  Loans to be  included  in the  Issuing  Entity  that  will  issue  the
                                        Certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations  described above may have been influenced by factors beyond the Sponsor's  control,  such as housing prices and


Banc of America Securities LLC                                                25
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Preliminary Summary of Terms

                                        market interest rates.  Therefore,  the performance of these prior mortgage loan securitizations  is likely not to be indicative of the future performance of the mortgage loans to be included in the Issuing Entity.

                                        In the event any changes or updates are made to the information available on the
                                        Sponsor's website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the  Depositor.  The  Depositor's address is 214 North Tryon Street,  Mail Code  NC1-027-22-02,  Charlotte,  North
                                        Carolina 28255. Its telephone number is (704) 387-8239.

                                        The performance of prior  residential  mortgage loan pools may not be indicative of the future performance of the Mortgage Loans.
















Banc of America Securities LLC                                                26
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Risk Factors


                                        YOU SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED
                                        CERTIFICATES. BEFORE INVESTING YOU SHOULD CAREFULLY REVIEW "RISK FACTORS" IN THE
                                        BASE PROSPECTUS TOGETHER WITH THE RISK FACTORS SET FORTH BELOW.

Subordination of any Super Senior
Support and Subordinate Certificates
Increases Risk of Loss..................Subordinate  certificateholders  are more likely to suffer losses as a result of
                                        losses  or   delinquencies  on  the  related  Mortgage  Loans  than  are  Senior certificateholders.

                                        o    The  rights  of  each  class  of   Subordinate   Certificates   to  receive
                                             distributions  of interest and principal are  subordinated to the rights of the  related  Senior  Certificates  and each class of  related  Subordinate
                                             Certificates  higher  in  order of  payment  priority.

                                        o    Losses that are realized on the Mortgage  Loans will be allocated  first to the class of related  Subordinate  Certificates  lowest in order of payment priority, then to the class of related Subordinate Certificates next lowest in order  of  payment  priority  and so on,  in  reverse  order of  payment priority  until the  outstanding  class  balances of such classes have been reduced to zero.

                                        Any Super Senior Support  certificateholders should consider the risk that after the related Subordinate  Certificates are no longer  outstanding,  the principal portion of losses  realized on the applicable  Mortgage Loans that are allocated to a class of Super Senior  Certificates  will be borne by the related  class of
                                        Super  Senior  Support  Certificates,  rather  than such  class of Super  Senior
                                        Certificates.

The Rate of Principal Payments
on the Mortgage Loans Will Affect
the  Yield on the Offered Certificates..Because principal  payments on the Mortgage Loans will be distributed  currently on the related Senior Certificates and the related Subordinate Certificates, the
                                        rate  of   distributions  of  principal  and  the  yield  to  maturity  on  your
                                        Certificates  will be directly related to (i) the rate and timing of payments of principal  on the  applicable  Mortgage  Loans and (ii) the amount and timing of defaults by borrowers  that result in losses on the applicable  Mortgage  Loans.
                                        Borrowers are permitted to prepay their Mortgage  Loans, in whole or in part, at any time.  The  principal  payments on the Mortgage  Loans may be in the form of scheduled  principal  payments or principal  prepayments (for this purpose,  the term  "principal  prepayment"  includes  prepayments  and any other  recovery of

Banc of America Securities LLC                                                27
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Risk Factors

                                        principal  in advance  of the  scheduled  due date,  including  repurchases  and liquidations due to default, casualty,  condemnation and the like). Any of these prepayments  will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.

                                        The rate of  principal  payments on the  Mortgage  Loans will be affected by the following:

                                        o    the  amortization  schedules of the Mortgage  Loans;

                                        o    the rate of partial  prepayments  and full  prepayments by borrowers due to refinancing,  job transfer,  changes in property values or other factors;

                                        o    liquidations of the properties that secure defaulted Mortgage Loans;

                                        o    repurchases  of Mortgage  Loans by the  Depositor  as a result of defective documentation or breaches of representations or warranties;

                                        o    the exercise of  due-on-sale  clauses by the Servicers in  connection  with transfers of mortgaged properties;

                                        o    the optional repurchase of all the Mortgage Loans by the Master Servicer to
                                             effect a termination of the Issuing Entity or certain of the Mortgage Loans in the Issuing Entity when the aggregate  Stated  Principal  Balance of the related  Mortgage Loans is less than 10% of the aggregate  unpaid principal balance of such Mortgage Loans as of the cut-off date; and

                                        o    general and targeted  solicitations for refinancing by mortgage originators
                                             (including the Sponsor).

                                        The rate of principal  payments on the Mortgage Loans will depend greatly on the level of mortgage  interest  rates:

                                        o    If  prevailing  interest  rates for similar  mortgage  loans fall below the interest  rates on the Mortgage  Loans in the Issuing  Entity,  the rate of prepayment  is likely to increase.

                                        o    Conversely,  if prevailing  interest rates for similar  mortgage loans rise above the interest rates on the Mortgage Loans in the Issuing  Entity,  the rate of prepayment is likely to decrease.

                                        If you are purchasing any Offered  Certificates at a discount,  and specifically if you are purchasing principal only certificates,  you should consider the risk that if principal  payments on the applicable  Mortgage Loans, or in the case of

Banc of America Securities LLC                                                28
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Risk Factors

                                        any ratio strip certificates,  some or all of the Discount Mortgage Loans, occur at a rate slower than you expected,  your yield will be lower than you expected.
                                        If you are purchasing any Offered Certificates at a premium, and specifically if you are purchasing interest only certificates, you should consider the risk that if  principal  payments  on the  applicable  mortgage  loans  or, in the case of interest only certificates  whose notional amount is based on some or all of the
                                        Premium Mortgage Loans, such Premium Mortgage Loans, occur at a rate faster than you expected,  your yield may be lower than you expected. You must make your own decisions  as  to  the  appropriate  prepayment  assumptions  to  be  used  when purchasing any Offered Certificates. The applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments  (excluding for this purpose,  partial liquidations due to default,  casualty,  condemnation and the like)  initially will be distributed to the classes of related Senior Non-PO
                                        Certificates then entitled to receive principal prepayment  distributions.  This may  result  in  all  (or a  disproportionate  percentage)  of  those  principal prepayments  being  distributed to such Senior Non-PO  Certificates and none (or less than their pro rata share) of such principal  prepayments being distributed to holders of the related  Subordinate  Certificates  during the periods of time described in the applicable definition of "Senior Prepayment Percentage."

                                        The timing of changes in the rate of prepayments  may  significantly  affect the actual  yield to you,  even if the  average  rate of  principal  prepayments  is consistent  with your  expectations.  In  general,  the  earlier  the payment of principal of the related Mortgage Loans, the greater the effect on your yield to maturity.  As a  result,  the  effect  on your  yield of  principal  prepayments occurring  at a rate higher (or lower) than the rate you  anticipate  during the period immediately following the issuance of the certificates will not be offset by  a  subsequent  like  reduction  (or  increase)  in  the  rate  of  principal prepayments.

Any Yield Maintenance Agreement
is Subject to Counterparty Risk.........The Securities  Administrator on behalf of the Issuing Entity may enter into one or more Yield Maintenance  Agreements with one or more  counterparties,  for the benefit of certain Classes of  Certificates.  Each Yield  Maintenance  Agreement
                                        will require the  applicable  counterparty  to make certain  payments in certain circumstances.  To the extent that payments on such Certificates  depend in part on payments to be received by the Trustee  under the related  Yield  Maintenance
                                        Agreement, the ability of the Trustee to make such payments on such Certificates will be subject to the credit risk of the applicable counterparty.


Banc of America Securities LLC                                                29
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Risk Factors

Delinquencies and Losses on the
Mortgage Loans Will Adversely
Affect Your Yield.......................Delinquencies  on the mortgage loans which are not advanced by or on behalf of a
                                        Servicer (because such Servicer has determined that these amounts,  if advanced, would be nonrecoverable),  will adversely affect the yield on the related Senior
                                        Certificates and the related Subordinate Certificates. A Servicer will determine that a proposed  advance is  nonrecoverable  when, in the good faith exercise of its servicing judgment, it believes the proposed advance would not be ultimately recoverable from the related mortgagor,  related liquidation  proceeds, or other recoveries  in  respect  of  the  Mortgage  Loan.  Because  of the  priority  of distributions,  shortfalls  resulting from delinquencies that are not covered by advances will be borne first by the related Subordinate Certificates (in reverse order of payment priority), and then by the related Senior Certificates.

                                        Net  interest  shortfalls  will  adversely  affect  the  yields  on the  Offered
                                        Certificates.  In  addition,  losses  generally  will be  borne  by the  related
                                        Subordinate  Certificates.  As a result, the yields on the Offered  Certificates will  depend on the rate and timing of realized  losses on the related  Mortgage
                                        Loans.

There Are Risks Relating to
Exchangeable REMIC Certificates
and Exchangeable Certificates...........If you are  purchasing  any  Exchangeable  REMIC  Certificates  or  Exchangeable
                                        Certificates,  you should consider that the  characteristics of any Exchangeable
                                        Certificates will reflect,  in the aggregate,  generally the  characteristics of the related  Exchangeable REMIC  Certificates.  Investors are encouraged to also consider a number of factors  that will limit a  certificateholder's  ability to exchange Exchangeable REMIC Certificates for Exchangeable  Certificates and vice versa:

                                        o    At  the  time  of the  proposed  exchange,  a  certificateholder  must  own
                                             Certificates of the related Class or Classes in the  proportions  necessary to make the desired exchange.

                                        o    A  certificateholder  that does not own the  Certificates  may be unable to obtain  the  necessary  Exchangeable  REMIC  Certificates  or  Exchangeable
                                             Certificates  because  the  holders  of  the  needed  Certificates  may  be unwilling or unable to sell them or because the necessary Certificates have been placed into other financial structures.

                                        o    Principal  distributions  will decrease the amounts  available for exchange over time.


Banc of America Securities LLC                                                30
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Risk Factors

Credit Scores May Not Accurately
Predict  the Likelihood of Default......The  Originators  generally  use  Credit  Scores  as part of their  underwriting
                                        processes.   The  attached  collateral  summary  shows  credit  scores  for  the mortgagors obtained at the time of origination of their mortgage loans. A credit score  purports  only  to be a  measurement  of the  relative  degree  of risk a borrower  represents to a lender,  i.e.,  that a borrower with a higher score is statistically  expected to be less likely to default in payment  than a borrower with a lower  score.  In  addition,  it should be noted that credit  scores were developed  to indicate a level of default  probability  over a two-year  period, which  does not  correspond  to the life of most  mortgage  loans.  Furthermore, credit  scores  were  not  developed  specifically  for use in  connection  with mortgage loans, but for consumer loans in general.  Therefore,  credit scores do
                                        not  address  particular  mortgage  loan   characteristics  that  influence  the
                                        probability of repayment by the borrower. None of the Depositor,  the Sponsor or the Originators makes any representations any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Geographic Concentration May
Increase Risk of Loss Due to
Adverse Economic Conditions
or Natural Disasters....................At various times,  certain  geographic  regions will experience  weaker economic conditions and housing markets and,  consequently,  will experience higher rates of delinquency and loss on mortgage loans generally. In addition, certain states have experienced  natural disasters,  including  earthquakes,  fires, floods and hurricanes,  which may adversely  affect  property  values.  Although  mortgaged properties  located in certain  identified  flood  zones will be  required to be covered,  to the maximum  extent  available,  by flood  insurance,  no mortgaged properties will otherwise be required to be insured against earthquake damage or
                                        any  other  loss  not  covered  by  standard  hazard  insurance  policies.   Any
                                        concentration  of mortgaged  properties in a state or region may present  unique risk  considerations.  See  the  tables  entitled  "Geographic  Distribution  of
                                        Mortgaged  Properties of the Mortgage Loans" in the attached  collateral summary for a listing of the locations and concentrations of the mortgaged properties.

                                        Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely  affects the ability of borrowers to make  payments on the  mortgage  loans,  may result in losses on the Mortgage
                                        Loans.  Any losses may  adversely  affect the yield to  maturity  of the related
                                        Offered Certificates.

Banc of America Securities LLC                                                31
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Risk Factors

Residential Real Estate Values
May Fluctuate and Adversely
Affect Your Investment..................There can be no assurance that values of the mortgaged  properties have remained or will  remain  at their  levels  on the dates of  origination  of the  related
                                        Mortgage Loans. The value of any mortgaged  property  generally will change over time from its value on the appraisal or sales date. If  residential  real estate values generally or in a particular  geographic area decline,  the loan-to-value ratios shown in the table in the  accompanying  collateral  annex might not be a reliable  indicator of the rates of delinquencies,  foreclosures and losses that could occur on the Mortgage Loans. If the residential  real estate market should experience  an overall  decline in  property  values  large  enough to cause the outstanding  balances of the Mortgage  Loans and any secondary  financing on the related  mortgaged  properties  to equal or exceed  the  value of the  mortgaged properties,  delinquencies,  foreclosures  and losses could be higher than those now generally  experienced in the mortgage  lending industry or in the Sponsor's prior securitizations involving the Depositor.

                                        In addition, adverse economic conditions and other factors (which may or may not affect  real  property  values)  may affect the  mortgagors'  timely  payment of scheduled  payments  of  principal  and  interest  on the  Mortgage  Loans  and, accordingly,  the actual rates of  delinquencies,  foreclosures  and losses with respect to the  mortgage  pool.  These other  factors  could  include  excessive building  resulting  in an  oversupply  of  housing  in a  particular  area or a decrease in employment reducing the demand for housing in an area. To the extent that credit  enhancements do not cover such losses,  your yield may be adversely impacted.

United States Military Operations
May Increase Risk of Relief
Act Shortfalls..........................As a result of military  operations in  Afghanistan  and Iraq, the United States has placed a substantial  number of armed forces  reservists  and members of the
                                        National  Guard on  active  duty  status.  It is  possible  that the  number  of reservists  and members of the  National  Guard placed on active duty status may remain at high levels for an extended  time.  To the extent that a member of the military,  or a member of the armed  forces  reserves or  National  Guard who is called to active  duty,  is a  mortgagor  of a mortgage  loan in the trust,  the interest  rate  limitation  of the  Servicemembers  Civil  Relief  Act,  and any
                                        comparable state law, will apply. This may result in interest  shortfalls on the
                                        Mortgage  Loans in the  trust,  which will be borne by all  classes of  interest bearing  Certificates and components.  Neither the Sponsor nor the Depositor has taken  any  action to  determine  whether  any of the  Mortgage  Loans  would be affected by these interest rate limitations.


Banc of America Securities LLC                                                32
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Risk Factors


The Certificates May Not Receive
Amounts Expected from any Yield
Maintenance Agreements..................The yield maintenance  agreement payment for any Distribution Date will be based on the lesser of (x) the class balance(s) of the related Class or Classes or (y)
                                        the related  notional  amount,  which will decrease for each  Distribution  Date during the life of the  applicable  yield  maintenance  agreement.  The notional amounts  are  generally  derived  by using an  assumed  prepayment  rate for the applicable  mortgage  loans.  The actual rate of  prepayment  on the  applicable mortgage  loans is likely to differ from the rate  assumed.  If  prepayments  on these  mortgage  loans occur at a rate slower than the rate used in  determining the notional amounts,  the class balance(s) of the related Class or Classes will be greater than the related notional amount for a Distribution Date and a holder of the related  Certificates  will  receive less than if the  counterparty  were required to make payments based on the class  balance(s) of the related Class or
                                        Classes.

There is a Risk that Interest
Payments on the Mortgage Loans
May Be Insufficient to Pay Interest
on Your Certificates....................When a Mortgage Loan is prepaid in full, the mortgagor is charged  interest only up to the date on which payment is made, rather than for an entire month. When a mortgagor makes a partial principal prepayment on a Mortgage Loan, the mortgagor is not charged  interest on the  prepayment for the month in which the principal prepayment was received.  This may result in a shortfall in interest collections available for payment on the next  Distribution  Date. Each Servicer is required
                                        to  cover  a  portion  of  the  shortfall  in  interest   collections  that  are
                                        attributable  to  prepayments  in full and partial  prepayments  on the Mortgage
                                        Loans it  services,  but in each  case  only up to the  amount  of  Compensating
                                        Interest  related to such  Mortgage  Loans for such  Distribution  Date.  To the extent these  shortfalls  are not covered by the amount of related  Compensating
                                        Interest,   they  will  be  allocated  pro  rata  to  the  related   classes  of
                                        interest-bearing Certificates and any related components.

Certificates May Not Be
Appropriate for Individual
Investors...............................If you are an  individual  investor  who does not have  sufficient  resources or expertise  to  evaluate  the  particular  characteristics  of a class of Offered
                                        Certificates,  the Offered Certificates may not be an appropriate investment for you. This may be the case because, among other things:

                                        o    if you purchase your  Certificates at a price other than par, your yield to maturity  will be sensitive to the  uncertain  rate and timing of principal prepayments  on the  applicable  Mortgage  Loans;

Banc of America Securities LLC                                                33
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Risk Factors


                                        o    the rate of principal  distributions on, and the weighted average lives of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal  prepayments on the applicable Mortgage Loans and the priority of principal distributions among the classes of Certificates,  and as such, the Offered  Certificates  and, in particular,  any class of special retail certificates,  may be  inappropriate  investments  for you if you require a distribution  of a particular  amount of principal on a specific date or an otherwise predictable stream of distributions;

                                        o    you may not be able to reinvest amounts distributed in respect of principal on your Certificates (which  distributions,  in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

                                        o    a secondary market for the Offered  Certificates may not develop or provide you with liquidity of investment; and

                                        o    you must pay tax on any interest or original  issue discount in the year it accrues, even if the cash is paid to you in a different year.

Limited Source of Payments --
No Recourse to Depositor, Seller,
Servicer or Trustee.....................Proceeds of the Mortgage Loans (and any insurance policy with respect to a class of insured special retail  certificates)  will be the sole source of payments on the Certificates. The Certificates do not represent an interest in or obligation of the  Depositor,  the Sponsor,  the  Servicers,  the  Originators,  the Master
                                        Servicer, the Securities Administrator,  the Trustee or any of their affiliates.
                                        There are, however,  limited  obligations of the Depositor,  the Sponsor and the
                                        Originators with respect to certain breaches of representations  and warranties, and  limited  obligations  of the  Servicers  with  respect  to their  servicing obligations.

                                        Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality,  the Depositor,  the Sponsor, the
                                        Servicers, the Originators,  the Master Servicer, the Securities  Administrator,
                                        the  Trustee  or any of  their  affiliates.  Consequently,  if  payments  on the
                                        Mortgage Loans are  insufficient  or otherwise  unavailable to make all payments required on the  Certificates,  there will be no recourse to the Depositor,  the
                                        Sponsor,  the Servicers,  the Originators,  the Master Servicer,  the Securities
                                        Administrator the Trustee or any of their affiliates.

Limited Liquidity.......................The  Underwriter  intends to make a market for  purchase and sale of the Offered
                                        Certificates after their initial issuance, but the Underwriter has no obligation


Banc of America Securities LLC                                                34
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Risk Factors

                                        to do so. There is no assurance that such a secondary market will develop or, if it does develop,  that it will provide you with  liquidity of investment or that it will continue for the life of the Offered Certificates.  As a result, you may not be able  to  sell  your  Certificates  or you  may not be able to sell  your
                                        Certificates  at  a  high  enough  price  to  produce  your  desired  return  on investment.

                                        The secondary market for  mortgage-backed  securities has experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity  means that there may not be any  purchasers  for your class of  Certificates.  Although any class of Certificates may experience illiquidity, it is more likely that classes of Certificates  that are more sensitive to prepayment,  credit or interest rate risk (such as the  Interest  Only,  Super  Senior  Support,  Companion,  Inverse
                                        Floating Rate,  Principal  Only, or Subordinated  Certificates)  will experience illiquidity.

Alternative Underwriting Standards
May Increase Risk of Loss...............Certain of the Mortgage  Loans may have been  originated  using an  Originator's
                                        "alternative"  or  "modified"   underwriting   standards.   These   underwriting
                                        guidelines are different from and, in certain respects,  less stringent than the general  underwriting  guidelines  employed by the  applicable  Originator.  For example,  certain of the mortgage loans may have been  originated with less than standard documentation or with higher maximum loan-to-value ratios. Accordingly, the mortgage loans may experience rates of delinquencies, defaults, foreclosure, bankruptcy  and loss that are higher than those  experienced  by mortgage  loans underwritten using the applicable Originator's general underwriting standards.

The Rate of Default on Mortgage
Loans that Are Secured by Investor
Properties May be Higher than on
Other Mortgage Loans....................Certain of the Mortgage Loans may be secured by investor properties. An investor property  is a  property  which,  at the  time  of  origination,  the  mortgagor represented  would not be used as the  mortgagor's  primary  residence or second home. Because the mortgagor is not living on the property,  the mortgagor may be more likely to default on the mortgage  loan than on a comparable  mortgage loan secured  by a  primary  residence,  or to a lesser  extent,  a second  home.  In addition,  income  expected to be generated  from an investor  property may have been  considered  for  underwriting  purposes  in  addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the  mortgagor  would not have  sufficient  resources  to make  payments  on the mortgage loan.


Banc of America Securities LLC                                                35
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Risk Factors


Mortgage Loans Having an Interest
Only Period May Have a Higher Risk
Of Default or Rates of Prepayment.......Certain of the Mortgage Loans may have an initial interest only period after the date of origination.  During this interest only period, the payment due from the related  mortgagor  will be less than that of a  traditional  mortgage  loan. In addition, the principal balance of the mortgage loan will not be reduced (except in the case of prepayments)  because there will be no scheduled monthly payments of principal  during this period.  Accordingly,  no principal  payments  will be distributed to the related  Certificates  from these Mortgage Loans during their interest only period except in the case of prepayment.

                                        After the initial  interest  only  period,  payments on a mortgage  loan with an interest only period will be recalculated to amortize fully its unpaid principal balance  over its  remaining  life and the  mortgagor  will be  required to make scheduled  payments of both  principal  and  interest.  The required  payment of principal will increase the burden on the mortgagor and may increase the risk of default or prepayment under the related mortgage loan. In underwriting  mortgage loans with interest only periods, the Originators  generally do not consider the ability of  mortgagors  to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments.  In addition,  in default  situations  losses may be greater on these mortgage loans because they do not  amortize  during the initial  period.  These losses will be allocated to the Certificates.

                                        The  performance  of  mortgage  loans  with  an  interest  only  period  may  be significantly  different from mortgage loans that amortize from origination.  In particular  these  mortgagors  may be more likely to  refinance  their  mortgage loans,  which may result in higher prepayment speeds than would otherwise be the case.

There Are Risks Relating to
Mortgaged Properties Subject to
Second Lien Mortgage Loans..............At the time of origination of certain of the Mortgage Loans, a lender other than the  applicable  Originator  may have  originated a second lien  mortgage  loan.
                                        Mortgage  Loans  that have  second  lien  mortgage  loans  encumbering  the same mortgaged property may have higher rates of delinquency and foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them.  This may be due to changes in the mortgagor's  debt-to-income  profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors.
                                        You should also note that any mortgagor could obtain a second lien mortgage loan


Banc of America Securities LLC                                                36
--------------------------------------------------------------------------------
The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you  should  read  the  prospectus  in that  registration  statement  and  other documents the  depositor  has filed with the SEC for more  complete  information about the depositor and this offering.  You may get these  documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free  1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire,  hold or sell positions in these securities,  or in  related  derivatives,  and may  have an  investment  or  commercial  banking relationship with the depositor.

The  information  contained  in these  materials  may be  based  on  assumptions regarding  market  conditions  and other  matters as reflected  herein.  Banc of
America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness  of such  assumptions or the likelihood that any such assumptions will  coincide  with actual market  conditions  or events,  and these  materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors,  partners and employees,  including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short  positions  in,  and buy and  sell,  the  securities  mentioned  herein or derivatives  thereof  (including  options).  Information  in these  materials is current as of the date  appearing on the  material  only.  Information  in these materials  regarding  any  securities  discussed  herein  supersedes  all  prior information  regarding such securities.  These materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any security in any
jurisdiction   where   such  an  offer  or   solicitation   would  be   illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[LOGO]                                Banc of America Funding 2007-1 Trust
                     Mortgage Pass-Through Certificates, Series 2007-1, Group 1
--------------------------------------------------------------------------------

                          Risk Factors

                                        at any time  subsequent to the date of  origination of their first lien mortgage loan from any lender.

Subordinate Certificates May
Provide Subordination for All
Groups..................................The Subordinate Certificates may provide credit support for more than one Groups of  Senior  Certificates  and  thus  the  outstanding  class  balances  of  such
                                        Subordinate   Certificates   could  be   reduced  to  zero  as  a  result  of  a
                                        disproportionate  amount of principal  losses on the Mortgage  Loans in one Loan
                                        Group.  Therefore,  these  losses on the  Mortgage  Loans in one Loan Group will reduce the subordination  provided by the Subordinate  Certificates to the other
                                        Groups of Senior  Certificates  and increase the  likelihood  that losses may be allocated to the other Groups of Senior Certificates.

                                        Under  certain  circumstances  due  to  a   cross-collateralization   mechanism,
                                        principal  otherwise payable to these  Subordinate  Certificates will be paid to certain Senior Certificates.

High Rates of LIBOR or Another
Index May Result in a Lower or
Negative Yield on any Inverse
Floating Rate Interest Only
Certificates............................If you are purchasing any inverse floating rate interest only  certificates,  in addition to the risk that a rapid rate of  prepayments  on the related  Mortgage
                                        Loans may result in a lower actual yield than you expected or a negative  yield, you  should  also  consider  the risk that high  rates of LIBOR or high rates of another  applicable  index for your  certificates  may result in the  failure to recover your initial investment.

                      Categories of Classes of Certificates

     The Certificates of any series may be comprised of one or more classes. The classes, in general, fall into different categories. The chart in the base prospectus under the heading "Description of the Certificates--Categories of Classes of Certificates" identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes which comprise that series by reference to those categories or another category specified in the prospectus supplement.








Banc of America Securities LLC                                                37
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------